Exhibit 11

                                   CONSENT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and
         Board of Directors
Scout Capital Preservation Fund, Inc.
         (in Organization)
Kansas City, Missouri

         We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on form N-1A, of our report dated January 13, 1998, accompanying and pertaining to the financial statements of Scout Capital Preservation Fund, Inc. (in Organization), a series of the Scout fund group, as of January 13, 1998, which is included in such Registration Statement.



                                       /s/ BAIRD, KURTZ & DOBSON
                                           BAIRD, KURTZ & DOBSON


Kansas City, Missouri
February 3, 1998